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                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our reports dated November 6, 2000 on the financial statements of the Medical Imaging Business of Trex Medical Corporation for each of the three years ended October 2, 1999 included in Hologic, Inc.'s Form 8-K/A as filed on November 27, 2000.

                                             /s/ Arthur Andersen LLP


Boston, Massachusetts
April 30, 2001